                                                               EXHIBIT 10.29


                             COLLABORATION AGREEMENT
                                     BETWEEN
                        VARIAGENICS, INC ("VARIAGENICS")
                                       AND
                         BRUKER DALTONICS, INC ("BDAL")

OBJECTIVE

Variagenics and BDAL wish to collaborate technically and commercially in the application of MALDI-TOF mass spectrometry to pharmacogenomics. In particular, Variagenics wishes to purchase certain mass spectrometers from BDAL for incorporation into products to be used and or sold by Variagenics, and BDAL wishes to grant Variagenics the right to use, market and resell such products to Variagenics' customers and partners.

TERM

Once signed by both parties, this Agreement shall be valid until March 31, 2003 or until terminated by either party for any other reason with (90) days written notice. Notwithstanding the foregoing, in the event of termination of the Agreement, BDAL shall remain obligated to fill any outstanding orders which have been placed by Variagenics and accepted by BDAL. Thereafter, this Agreement is renewable for additional one year periods by mutual written consent.

PRODUCT DEFINITION

The mass spectrometer which may be resold by Variagenics as an authorized OEM-dealer for BDAL, is a BDAL autoflex -Registered Trademark- MALDI-TOF, which may have additional software or target applications tailored to the demands of Variagenics, described in more detail in the list price quotation shown in Attachment A . Variagenics shall have the right to co-label the BDAL MALDI-TOF instrument installed at the Variagenics' customer site with its own brand names.






--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

OEM PRICING AND VOLUME DISCOUNTS

The following OEM pricing and annual volume discount structure will apply to future Variagenics orders for autoflex systems:

               Quantity (p.a.)                OEM discount

                    [___]                         [__]%

                    [___]                         [__]%

                    [____]                        [__]%

                    [___]                         [___]%

"Quantity" is the number of autoflex systems, ordered by Variagenics, and accepted by BDAL, in a given calendar year, for which a down payment of N30 after order placement has been received by BDAL.

"OEM Discount" is the percentage discount off the U.S. list price quotation given in Attachment A. This U.S. list price is valid for the 1 year term extension of the Agreement (ie to March 31st 2003) and any changes will occur only by mutual written consent upon agreement renewal.

For each calendar year, the initial OEM discount is [__]% but if Variagenics orders more than [__] or reaches the other trigger-points, in any calendar year, the relevant higher quantity OEM discount will be applied to the previously ordered systems retroactively. This volume discount method will apply for the calendar year 2002. For systems ordered by Variagenics for in-house use and development, the highest OEM discount will apply providing that the system is not resold within 2 years after delivery. All pricing is understood as EX-WORKS, BDAL factory in Billerica, USA (or Leizpeg, Germany for European deliveries) and does not include import duty, or any country local sales tax, VAT, Mehrwertsteuer, or similar tax.

PAYMENT TERMS

For each autoflex system, the payment terms are as follows:

       [__]% deposit N30 after order placement
       [__]% N30 after first deleivery to either Variagenics or final customer [__]% N30 upon installation and acceptance at final customer site (Provided, however, that if the system is first installed at Variagenics, then [__]% will be due N30 after acceptance at Variagenics, and the final [__]% will be due N30 after acceptance at the final customer site.)

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

FORECASTS AND DELIVERIES

For each new calendar year, Variagenics, at its own discretion, may provide BDAL with a realistic volume forecast for the next calendar year at least four months before the end of the previous year. This forecast shall be reviewed and updated by Variagenics quarterly, at least 45 days before the end of each quarter. Unless specifically stated otherwise, BDAL will plan on delivering the forecasted autoflex systems to Variagenics at a steady flow, provided however, that for each system Variagenics has also placed a purchase order with corresponding down-payment at least 2 months before expected delivery. (Example:
If Variagenics forecasts 12 systems for calendar year 2002, then BDAL will delivery one system per month)

If Variagenics orders significantly fewer (GREATER THAN 25% discrepancy) autoflex -Registered Trademark- systems than forecasted or for any calendar year for which Variagenics does not provide a forecast as outlined in the previous paragraph, then the forecasting method will be abandoned as a delivery planning tool, and deliveries will be within 3-4 months ARO (After Receipt of Order), depending on quantity of autoflex systems ordered and also depending on BDAL's other MALDI-TOF order and production flow.

For orders of single autoflex systems in any one month which have not been forecasted, delivery will occur 3-4 months ARO. BDAL will also assign and hold a delivery slot for up to one month with a Letter of Intent (LOI) that converts into a firm order unless the LOI is cancelled within one month.

BDAL and Variagenics will coordinate any changes in the delivery schedule. If delivery occurs more than 30 days beyond the agreed upon delivery date, Variagenics will receive an additional [__]% discount for each full week that the system is late up to a maximum discount of [__]% per system.

INSTALLATION, WARRANTY AND SERVICE

BDAL remains responsible for installation, warranty service and post-warranty service of all autoflex systems.

The purchase of each autoflex system includes one installation and demonstration of specifications by BDAL free-of-charge. As an option to the Customer, BDAL will supply one day training for one person specifically for GenoTools software at an additional cost of $[_______]/proposal to be performed at either the BDAL Billerica site or at Variagenics, Inc. The cost of consumer site preparation according to BDAL's site planning guide shown in Attachment B or rigging and transportation of the system into the Variagenics or customer lab, and consumables required for the installation, are not included in the BDAL OEM price. Additional installations, if any, will be billed by BDAL to Variagenics at normal posted service rates outlined in Attachment C.

Each system price includes a one-year limited warranty under BDAL's standard warranty terms. The period of the warranty is one year following demonstration of specifications, but in any event not more than 15 months after delivery. The warranty covers both parts

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

and labour. For those items supplied by not manufactured by BDAL, the warranty terms of the manufacturer will be transferred to the buyer.

After expiration of the one-year limited warranty, Variagenics or the final customer may purchase additional annual Maintenance Service Agreements (MSA) or per-call service from the BDAL service organization in each country at normal MSA or per-call service rates, posted in each country from time to time. If the customer requires additional response time guarantees, or 24/7 coverage, then surcharges to the normal MSA rates will apply.

JOINT SALES CASES

In selected customer cases, Variagenics and BDAL may jointly pursue the sale of a larger Variagenics genotyping product offering, including an autoflex system. However, Variagenics shall receive OEM pricing and volume discounts provided in this Agreement for any joint sale to Variagenics' customers or partners or any sale which involves a Variagenics system

CUSTOMER PROTECTION PROCEDURE

Variagenics and BDAL will designate one contact sales manager (Variagenics:
Christopher Hargadon, BDAL: Victor Fursey) to administer the following agreed-upon customer protection procedure:

When one party forwards a specific serious customer lead in writing (including e-mail) to the other, this sale becomes an exclusive "Joint Sales Case" for a period of six months, unless the other party within one week of receipt of the lead, responds in writing and demonstrates with reasonable written documentation, that it had previously already vigorously pursued this particular lead on its own. In this case, an exclusive "Joint Sales Case" means that the party identifying the customer lead is the main contact for the "Joint Sales Case".

This lead exchange procedure shall not be abused by either party, and is not intended for exchanging lists of customers, just in case they someday become serious prospects. Therefore, at any given time, it is not anticipated, unless specifically agreed in writing, that the number of protected Joint Sales Cases exceed 5-10 worldwide at any given time.

As indicated above, Variagenics shall receive the OEM pricing and volume discounts provided in this Agreement for any sale to Variagenics' customers or partners or any sale which involves a Variagenics system.

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

FUTURE DEVELOPMENTS AND CONFIDENTIALITY

For future development efforts, whether joint, jointly funded, or whether they simply require the exchange of confidential or proprietary information, Variagenics and BDAL will conclude a Confidential Disclosure Agreement (CDA), substantially in the form of Attachment D to protect each party's confidential and proprietary information, intellectual property, know-how, and trade secrets. Such a CDA will be structured with an "open annex", which will be updated and extended by mutual agreement, as disclosures of additional confidential information occur over the term of this Agreement.

Before disclosing confidential information which is not covered in the CDA executed in connection with this Agreement, each party will verify whether the other party wishes to receive such confidential information. Additional topics to be covered by the CDA and added to its "open annex" have to be clearly identified, and the purpose for disclosure explained, before thay are added to the CDA annex by mutual agreement.

Except as may be mutually agreed upon in writing between BDAL and Variagenics as to publicity parameters, neither BDAL or Variagenics shall use the name of the other in any advertising, press releases, or other sales communications without prior written consent of the other party.

LICENSING BDAL'S MALDI-TOF IP FOR BDAL OEM SYSTEMS

With the purchase of each autoflex, Variagenics and its final system's customer shall receive a fully paid-up, royalty-free, non-exclusive license for each particular autoflex system to use and resell the particular system, either as received or bundled with the previous party's own system. BDAL represents and warrants that it has the right to grant Variagenics the licenses contemplated by this Agreement, thereby providing Variagenics the freedom to use, bundle with its own system, and resell the product and to sub-license such rights to partners and customers who use the product as part of Variagenics' system. Specifically, this license includes the Indiana University patent portfolio on SVCF (Space-Velocity Correlation Focusing, by Reilly et. al.), and for BDAL OEM MALDI-TOF systems purchased by Variagenics or its customers, the royalty cost to Indiana University will be paid by BDAL. A copy of the license is attached as Attachment E.

BDAL shall defend, indemnify and hold Variagenics and its customers harmless from and against all claims, damages, costs (including reasonable attorneys fees), or judgements against Variagenics in which it is determined or alleged that the sale or the use of any BDAL product infringes on any patent, copyright, trademark or any other intellectual property right of any third party. Variagenics agrees that BDAL, at its sole option shall be relieved of the foregoing obligations unless Variagenics or its customers (i) notifies BDAL promptly in writing of such claim, suit or proceeding, (ii) gives BDAL available information and assistance to settle and/or defend any such claim, suit, or proceeding (iii) gives BDAL authority over the defense or settlement of such claim as contemplated above, and (iv) refrains from settling such claim without BDAL's written consent. If a product (or any part thereof) is, or in the opinion of BDAL, may become,

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

the subject of any claim, suit or proceeding for infringement of any patent, copyright, or trademark, or if it is determined that a product (or any part thereof) is infringing and, as a result, its use is enjoined, then BDAL may, at its option and expense without prejudice to BDAL's obligations above: (I) procure for Variagenics the right under such patent, copyright, or trademark to distribute such product (or such part thereof); or (ii) replace such product (or part thereof) with other suitable parts; or (iii) suitably modify such product (or part thereof) to make them non-infringing without modifying their capability; or (iv) if the use of a product (or part thereof) and refund of the aggregate payment paid therefor by Variagenics less an amount to account for actual use by Variagenics customer, as measured over a sixty (60) month life span.

These infringement clauses shall survive termination or expiration of this Agreement

RELATIONSHIPS OF THE PARTIES

BDAL and Variagenics are independent contractors. Neither party nor their respective employees, consultants, contractors, or agents, employees, or joint venturers of the other, nor do they have any authority to bind the other.

GENERAL TERMS AND CONDITIONS

See Attachment F

In the event of a conflict between the terms of this Agreement and an attachment or appendix, the terms of this Agreement shall govern

For Variagenics:       /s/ Taylor J. Crouch
                      ----------------------
Name:                 Taylor J. Crouch
                      ----------------------
Title:                President and CEO
                      ----------------------
Date:                 3/29/02
                      ----------------------

For Bruker Daltonics: /s/ John Wronka
                      ----------------------
Name:                 John Wronka
                      ----------------------
Title:                VICE PRESIDENT
                      ----------------------
Date:                 3/27/02
                      ----------------------

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Attachment A: Formal List Price quotation for Autoflex(R) Linear MALDI-TOF MS

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

BRUKER
DALTONICS(R)                                  QUOTATION
MANNING PARK                                  NO.: MS-VGF-03-27-02
BILLERICA, MA 01821 USA
TEL. (978) 663-3660
FAX. (978) 667-5993

                                               DATE: MARCH 27, 2002

                                               DELIVERY: 3-4 MONTHS ARO
CHRISTOPHER J. HARGADON
VARIAGENICS INC                                SHIP VIA: BEST WAY
60 HAMPSHIRE ST.,
CAMBRIDGE, MA, 02139-1548                      PREPARED BY: VICTOR FURSEY

(CHARGADON@VARIAGENICS.COM)                    SALES REPRESENTATIVE: PAT MALLEY

PHONE: 617 588 2228 - FAX: 617 588 5397        PAGE 1 OF 2

1.   AUTOFLEX(TM) MALDI-TOF MS SYSTEM (# 202840)
     TIME-OF-FLIGHT MASS ANALYZER
     -  122 cm linear TOF analyzer for both positive and negative ions
     -  High sensitivity fast MCP detector system with detector housing
     -  Integrated vacuum system and electronics
     -  Silent operation
     -  Ultra-Stable power supplies for TOF analyzer, detector and ion source
     -  Adjustable height
     -  Small footprint
     -  Industrial hardened horizontal design
     -  Self diagnostics
     -  Remote service package included

     GRIDLESS MALDI SOURCE WITH PULSED ION EXTRACTION (PIE(TM))
     -  Ion source and ion lens system
     -  Automatic vacuum lock for sample introduction with inlet vacuum pump
     -  Long Lifetime N2-LASER including variable power attenuator and UV optics
     -  SCOUT(TM) MTP Microtiter Plate Source / Target with Observation Optics
     -  Large area target (12cm x 8cm) with exact dimensions of microtiter plate
     - SCOUT MTP Target Kit :(FOR VARIAGENICS = 2X600 MICRON ANCHOR CHIP PLATES/HOLDERS)
     -  Precise X-Y positioning (5 micron step increments, 20mm/sec. Speed)
     - High resolution magnifying observation optics with display on PC monitor (see below)
     -  Intuitive GUI for simple mouse controlled X-Y positioning
     -  Horizontal probe inlet for adaptation to robotic lines

     PUMPING SYSTEM INCLUDING VACUUM MEASUREMENT AND CONTROL UNIT
     -  300 l/sec turbomolecular pump including fore-pump
     -  Vacuum measurement system and control unit integrated in GUI
     -  Silent operation

     DATA SYSTEM AND SOFTWARE
     -  2 GHz Digitizer
     -  PC / Windows(TM) NT, > 1 GHz processor, 512 MB RAM, 80 GByte hard disk,
        1.44 MB floppy drive, CD-RW drive, CD-ROM drive, 2 x Ethernet connection for external networks and system control, 21" color monitor
     - Mass spectrometry software FLEX Control NT and XMASS(TM) NT for analysis in a networked multi-user environment
     -  AutoXecute with fuzzy-logic optimization for automated acquisition
     -  Laser printer

     SYSTEM LIST PRICE                                          $ [            ]

--------------------------
QUOTATION ONLY VALID WHEN                           BY: /s/ John Wronka
SIGNED BY CORPORATE OFFICER                             ----------------------
                                                        AUTHORIZED SIGNATURE

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

BRUKER
DALTONICS(R)                                  QUOTATION
MANNING PARK                                  NO.: MS-VGF-03-27-02
BILLERICA, MA 01821 USA
TEL. (978) 663-3660
FAX. (978) 667-5993

                                              DATE: MARCH 27, 2002

                                              DELIVERY: 3-4 MONTHS ARO
CHRISTOPHER J. HARGADON
VARIAGENICS INC                               SHIP VIA: BEST WAY
60 HAMPSHIRE ST.,
CAMBRIDGE, MA, 02139-1548                     PREPARED BY: VICTOR FURSEY

(CHARGADON@VARIAGENICS.COM)                   SALES REPRESENTATIVE: PAT MALLEY

PHONE: 617 588 2228 - FAX: 617 588 5397       PAGE 2 OF 2

2.   GENOTOOLS 1.1 (FOR PC-NT SYSTEMS- P/N #74575 & ONE LICENSE #208437) $[    ]

     Software for MALDI-TOF SNP genotyping in combination with genotools, the Daltonics MALDI-TOF systems can now be used as reliable, highly automated systems for high throughput SNP genotyping. GENOTOOLS 1.1 features the SNP MANAGER, which allows for automatic SNP genotyping of samples from 384 well targets. Simultaneous SNP genotyping for multiple biallelic markers (multiplex analysis) is supported.

     FUNCTIONS OF THE SNP MANAGER:
     -  Administration of sample preparation data
     - Setup of primer extension reactions for generation of allele-specific single stranded DNA fragments
     - Calculation of molecular masses of extension primer and expected products
     - Definition of critical data processing settings for peak picking and calibration
     -  Control of the genotyping analysis by FLEX MS systems
     -  Display of detailed results, including reliability evaluation
     -  Result overview for complete 384 well target plates
     - Storage of detailed results and summary in table format for export and further processing

     Works on NT platform, networking with Daltonics MALDI-TOF data acquisition and processing software (FLEX Control NT, XMASS/XTOF 5.1 )

     TRAINING :

3.   FACTORY TOF BASIC TRAINING COURSE, #205891                    $ [         ]
     -  3 days course at the factory
     -  Includes instrument control, data acquisition and processing
     -  Includes sample preparation and application-specific training
     -  Price is per person and excludes all travel & lodging expenses

--------------------------
QUOTATION ONLY VALID WHEN                           BY: /s/ John Wronka
SIGNED BY CORPORATE OFFICER                             ----------------------
                                                        AUTHORIZED SIGNATURE

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Attachment B: Site Preparation/Facilities information for Autoflex(R) Linear MALDI-TOF MS

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

AUTOFLEX-TM- -- SITE PREPARATION SPECIFICATION                [BRUKER LOGO]

                                [PHOTO OF EQUIPMENT]

INTRODUCTION


Dear Customer,

As you certainly will understand, it is impossible for us to visit future installation sites in order to make sure that everything is perfectly prepared for the installation of your new instrument. So we have to put this task into our customer's hands. However with this document in hand and some telephone numbers as a backup, the site preparation for your new autoflex-TM-should not be a problem.

Please follow the directions given in this manual and make sure, that the installation site complies with your local laws, regulations, codes and ordinances with regard to electrical and mechanical installations, building safety and use of hazardous materials/chemicals.

In order to schedule the installation as flexible as possible, please use the enclosed form in the appendix of this document for your fax reply to the BRUKER Daltonics Service Team. This fax does also confirm the preparation of the installation site.
Note, that it is not possible for us to schedule your installation prior to the receipt of your reply fax.

If there are any questions related to the site preparation for your new autoflex-TM-, please do not hesitate to contact us by phone or e-mail.


In appreciation of your cooperation,

Your BRUKER Daltonics Service Team

COPYRIGHT(C) DECEMBER 2001
BRUKER DALTONIK GMBH                                          VERSION 1.3

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

READ THESE INSTRUCTIONS BELOW BEFORE ALL CONTINUOS ACTIONS:

PURPOSE OF PROCEDURE
To ensure that the installation site is properly evaluated and prepared with the appropriate utilities, consumables and supplies for the successful installation of the autoflex-TM- system. Installation sites should be prepared in accordance with the following specifications.

IMPORTANT INFORMATION
If you have problems in providing any of the following, please contact your local BRUKER office for assistance.
Assistance with user specific applications may be provided but should be contracted separately. Users of the instrument should be present throughout the installation and the familiarization otherwise important operational, maintenance and safety information will be missed.

RESPONSIBILITIES OF THE LOCAL BRUKER OFFICE
The local BRUKER office will contact you to determine the required quantity of low power cords with the appropriate national plug for your country and site. Please look up the appendix for more details.


PROCEDURE CHECKLIST

RECEIVING THE INSTRUMENT

Examine the shipping container for any obvious external damage after the receipt.
In the case of an visible damage, make a note on the freight bill: VISIBLE DAMAGE--SUBJECT TO INSPECTION AND TEST.
Compare the serial numbers of the shock watches with the ones in the delivery note and record all deviations on the freight bill.
Up to begin of the installation the shipping container should be stored in a closed storeroom-do not leave them outside.

Do not open the shipping container unless a BRUKER representative is present--opening of the container without authorized persons will void the receiving warranty of the instrument--as part of the complete installation our service engineers will set up the instrument in customers laboratory.

Please note that the delivery of your new instrument will be carried out to the loading ramp of your building. Transportation tools like pallet jack, crowbar and electric drill with two rotational directions should be available to open the shipping containers and maneuver the system to the final place. Note, that the system is to heavy for a single person. Make yourself sure about the accessibility of the appropriate areas: All doors, staircases, floors and elevators must be suitable to the weight and size of the shipping container or rather instrument. After installation of the instrument the shipping container pass into customer hands and should not be returned.

AUTOFLEX-TM- SYSTEM MAINFRAME

DIMENSIONS, WEIGHT AND SPACE

LOCATING THE AUTOFLEX-TM- INSTRUMENT

     750 mm x 1920 to 2440 mm(1) x 825 mm
     29.5 in x 75.6 to 96.0 in(1) x 32.5 in
     340 kg/750 lb net weight

LOCATING THE PACKAGINGS

INSTRUMENT:       2050 mm x 840 mm x 1120 mm
                  80.7 in x 33.1 in x 44.1 in
                  477 kg / 1051 lb gross weight

ACCESSORY:        1570 mm x 800 mm x 1310 mm
with Twister-TM-  61.8 in x 31.5 in x 51.6 in
                  220 kg / 485 lb gross weight

ACCESSORY:        820 mm x 760 mm x 1440 mm
without           32.3 in x 29.9 in x 56.7 in
Twister-TM-       165 kg / 363 lb gross weight

(1) In the case of use of the Twister-TM- microplate handler the height is fixed to 2045 mm (80.5 in).

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

       LOCATING THE TWISTER-TM- MICROPLATE HANDLER (OPTION)

       DIMENSIONS, WEIGHT AND SPACE

             750 mm x 895 mm x 470 mm
             29.5 in x 35.2 in x 18.5 in
             20 kg / 44 lb net weight


The installation site for the autoflex-TM- must provide sufficient space for optional equipment, Personal Computer, monitor, printer and other accessories. Data system size and weight depends on the components included in the data system. Reserve at least 1000 mm (39 in) of bench space. Typical weights are 40 kg (88 lb) for the data system including a 21"-monitor.

In addition, there must be sufficient space around the system for ventilation and maintenance access - at least 1000 mm (39 in) to the left, right and front side and at least 50 mm (12 in) behind the autoflex-TM- must kept clear.



       PICTURE 1:  FLOOR PLAN OF AUTOFLEX-TM- SYSTEM (TOP VIEW)
                   WITH OPTIONAL TWISTER-TM-

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

ENVIRONMENTAL CONDITION REQUIREMENTS

Environmental conditioning considerations include temperature, humidity, airborne dust and exhaust venting.

The autoflex-TM- is specified for operation under following conditions:

   -  Operating Temperature:  10 to 30 degrees C (50 to 86 degrees F)
   -  Operating Humidity:     15% to 85% non-condensing at 30 degrees C

Note that the guaranteed analytical specifications will be met only within the temperature range of 21 degrees C plus or minus 3 degrees C (70 degrees F plus or minus 6 degrees F). Regardless the existing room temperature the temperature variations shall be less than 3 degrees C/hr.

The autoflex-TM- dissipates up to 2000 Watts (6830 BTU/hr). The data system and additional equipment also contribute significantly to the cooling load although the exact amount depend on the configuration.

ELECTRICAL AND POWER SPECIFICATION

The customer is responsible for providing appropriate electrical power and power outlets for all system components.

The autoflex-TM- instrument is equipped with a wide-range input of 208 VAC to 230 VAC, 50/60 Hz input, which is content with the provided mains supplies worldwide.
Because of poor mains reliability in local areas customers shall use a optional available UPS. Customers also can take advantage of the available UPS to achieve a much lower failure density in automatic, long-drawn-out measurements, who might be interfered by voltage dips and interruptions.

The terminal connection of the power socket is customers responsibility in general. The autoflex-TM- has to be powered either with:

   -  208 VAC, plus or minus 10% (dual phase voltage) in North America or
   - 230 VAC, plus or minus 10% or 240 VAC, plus or minus 6% (single phase voltage) in European countries respectively Australia.

Customers who take advantage of the UPS must make a hardwire terminal (junction box) available to connect the autoflex-TM- via the UPS with stripped conductors. For all other customers a IEC 60309 connector is needed (Picture 2):

IEC 60309
High Power Connector
16/20A
3 pin, single phase
Wall mounted receptacle

PICTURE 2

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

The current cut-out device should not have a protection less than 10 ampere for each existing phase:

Note that the correct grounding of the electrical installation must be guaranteed by the customer:
It is inadmissible to use the neutral wire as safety ground. The ground wire should be an isolated ground, carrying zero current except in the case of a fault.
Interruption of the protective conductor can cause a shock hazard for the user and can damage the instrument.

The other low power equipment like Twister-TM- microplate handler and data system (computer, monitor, printer) include full-range power supplies, or a voltage selector in few cases.
You will need a minimum of 4 or more low power cables with your national, power appropriated and grounded plug and IEC 60320 C19 connector (Picture 3) on the equipment side.

The local BRUKER office will contact you to determine the required quantity of power cords appropriate to your site.

Type C19
IEC 60320/C19
max. 16A

                                    PICTURE 3

ADDITIONAL CONSIDERATIONS

-  Plan extra power capacity on your site for additional equipment.
- Take advantage of an optional Uninterruptable Power Supply (UPS), if your mains voltage is unstable or a data protection is needed.
- If a UPS is not used, each single equipment (autoflex-TM-, data system etc.) shall have a own separate circuit with a particular breaker to ensure a self-contained run in the case of individual instrument malfunction.
- It is recommended to install an emergency-off switch stop to interrupt the electric circuits and other systems in a emergency case or for maintenance.
- Electromagnetic interferences, like NMRs, cellular phones and radio transmitters may have a bad effect on system performance.

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

LABORATORY GAS SUPPLY REQUIREMENTS

NITROGEN GAS REQUIREMENTS

The specified performance of the autoflex-TM- contingent on a constant supply of nitrogen for the operation and ventilation of the laser system.

The average nitrogen flow rate of the laser come to 5 1/hr at a maximum of
2.5 bar (36 PSI).
You can calculate the usable amount of nitrogen (liter), if you multiply bottle volume (liter) and filling pressure (bar).

We recommend a high pressure nitrogen cylinder configuration with a minimum demand of 1 cylinder.


NITROGEN PURITY

The nitrogen gas must be free of contaminants in dependence on the source of the nitrogen. Reason for this are the different types of contaminants usual to the different nitrogen sources:

Bottled nitrogen for example have a tendency to be contaminated with hydrocarbons, which can be the reason for a widely deviation to BRUKER's specified performance and a damaging of the laser.
Therefore we highly recommend gas quality 4.6 (99.996% purity) or better, otherwise the laser head will be damaged irreversible.
Note: Even an optional available gas purifier can be unable to remove all of the hydrocarbon contaminants.

ADDITIONAL CONSIDERATIONS

To satisfy the prior preparation of the site before installation date, the customer must ensure the following (user) connections of gas supply:

  -  Nitrogen:  SWAGELOK male connection, metric thread, for BRUKER's 6 mm
                Teflon tube,
                [5 m tube (16 ft), 6 mm diameter, 1 mm wall thickness, will be supplied with instrument].

Ensure that an appropriate pressure control regulator is available - the regulator must be able to supply gas according to the bottle pressure on high-pressure side up to 300 bar in general and typically 0.5 to 4 bar (7 to 58 PSI) absolute value on low-pressure side. Be sure you select a super-clean regulator.

If you are equipped with nitrogen from a house installation the regulator can usually be a single-stage one, if the supply pressure is higher than the above specified one. In comparison a high pressure nitrogen cylinder configuration requires a dual-stage regulator.

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

EXHAUST VENTING REQUIREMENTS

Exhaust venting is required for user safety. Health hazards include chemical toxicity of samples as well as pump fluid vapor e.g. and must be vented externally to the building and not recirculated by the environmental control system.

Connection to ventilation system shall be direct to building exterior or to clean fume hood to prevent possible bay flow of contaminants - loss of nitrogen gas may occur due to this.

     PUMP EXHAUST

     Location:          Pump outlet of the mist filter at the
                        back of the autoflex-TM- instrument
     Suggested tubing
       to exhaust:      13 mm (1/2") diameter plastic tubing (Tygon)
     Capacity:          1 to 2 1/h

The exhaust (environmental) system must be designed and controlled as directed in conformance with all local laws (codes, ordinances and regulations).

Dangerously high pressure can be build up in the exhaust pipe--never use a stop valve on the exhaust side. If a blocking unit is installed because of internal company reasons, or in the risk of a overpressure in the exhaust pipe all official accidental regulations have to be observed.
Exhaust pipings should be installed in a falling horizontal direction, so that no condensate can run back to the pump-otherwise install separators.

For additional descriptions and special maintenance instructions regarding this subject we recommend the manufacturer manuals.

Furthermore a enclosed 100 mm (3.93 in) diameter flexible tubing can be installed to vent the cooling air to the outside of the room.

SAFETY PRECAUTIONS

The standard Nitrogen laser emits high intensity radiation at 337 nm, 150 micro Joules max. (Class IIIb laser classification). Laser radiation is invisible to the eye cause damage to it.

To safeguard the user both side doors of autoflex-TM- instrument are equipped with locks which prevent users from the laser - during normal operation mode with all covers closed (i.e. Class I laser classification) no laser radiation can be transmitted outside the spectrometer.
BRUKER strongly does not recommend bypassing or disabling any of the safety features of autoflex-TM- instrument by anyone other than trained BRUKER service engineers or running the system without covers - BRUKER will not take over any responsibility in such cases.

The spectrometer operation involves use of high voltages. The access of high voltage cables and high voltage feedthroughs is restricted behind the side doors of the instrument as far as possible. Accessible high voltage connections are marked with danger signs according to regulations.

BRUKER will not take over any responsibility for any injury incurred as result of a misappropriate use of the instrument.

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

TECHNICAL ASSISTANCE

If you need any assistance please call or write to


     BRUKER Daltonik GmbH
     Fahrenheitstrasse 4
     28359 Bremen
     Germany

     Phone    : ++49-(0)421-2205-200   Sales Department
                ++49-(0)421-2205-430   Service Department

     Fax      : ++49-(0)421-2205-103   Sales Department
                ++49-(0)421-2205-106   Service Department

     E-mail   : sales@bdal.de
                autoflex_service@bdal.de

     Internet : www.bruker-daltonik.de

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

APPENDIX

FAX REPLY TO BRUKER DALTONICS SERVICE DEPARTMENT:

Dear customer,

for the correct and fast installation of the new autoflex-TM- at your site we need your confirmation of the realized site preparation in conformance with the handed over Site Preparation Specification document. Moreover we need your informations to configure the computers for your network.

Ensure that the fax reply will be returned at least 4 weeks before instrument installation-the BRUKER Daltonics Service Team is not able to begin installation without customers confirmation!

------------------------------------------------------------

Hereby I/we verify that all of the below mentioned site preparations criteria have been fulfilled:

                   / /  Suitable space for the instrument
                   / / Electrical installation according to Site Preparation Specification and common electrical rules
                   / /  Exhaust ventilating outlet
                   / / Network Setup according to BRUKER MALDI-TOF Computer Configuration List

     ------------------------------
     Company/Institute

     ------------------------------               ------------------------------
     Address                                      Postal Code, City

     ------------------------------               ------------------------------
     Name                                         Job Position

     ------------------------------               ------------------------------
     Telephone                                    Fax

     ------------------------------
     E-mail

     ------------------------------               ------------------------------
     City, Date                                   Signature/Stamp


     PLEASE SEND THE STATEMENT TO:

                                                  ------------------------------


                                                              STAMP

                                                  ------------------------------

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

                       FAX REPLY TO BRUKER - Page 1 of 2

BRUKER MALDI - TOF COMPUTER CONFIGURATION LIST

       CUSTOMER DATA

              ADDRESS:
                       ---------------------------------------

                       ---------------------------------------

                       ---------------------------------------

                       ---------------------------------------

              CONTACT PERSON:                   SYSTEM ADMINISTRATOR:

                       Mr./Mrs.                 Mr./Mrs.
                       ----------------------  -------------------------------
              TELEPHONE:
                       ----------------------  -------------------------------
              FAX:
                       ----------------------  -------------------------------
              E-MAIL:
                       ----------------------  -------------------------------

              PLEASE NOTE, THAT THE STANDARD LENGTH OF NETWORK CONNECTION CABLES DELIVERED BY BRUKER IS LIMITED TO 10 METERS. LONGER CABLES MUST BE ORDERED SEPARATELY!

       TECHNICAL DATA
       (use as often as the number of computers)

              / / PC UNIT(S) (please fill out for each PC)

                  HOSTNAME (E.G. TOF-MS)
                  (if left blank, chosen by Bruker)
                                                   ---------------------------

                  IP ADDRESS (E.G. 192.168.200.1)
                  (if left blank a non-internet-routeable
                  address is chosen)
                                                   ---------------------------

                  SUBNETMASK (E.G. 255.255.255.224)
                  (if left blank, no subnetting is assumed)
                                                   ---------------------------
                  DEFAULT GATEWAY (IP ADDRESS)
                  (if left blank, no default router is assumed)
                                                   ---------------------------
                  DNS IP ADDRESS (IP ADDRESS)
                  (if left blank, no domain server is assumed)
                                                   ---------------------------
                  DNS DOMAIN NAME (E.G. BRUKER.COM)
                  (if left blank, no domain name is assumed)
                                                   ---------------------------

       IF YOU ARE RUNNING A LAN AND/OR IF YOU WANT TO CONNECT MORE THAN ONE PC, PLEASE ANSWER THE NEXT TWO QUESTIONS:

              IS THERE A HUB FOR CONNECTING YOUR NEW COMPUTER TO YOUR LAN?

                / / YES     or     / / NO

              IF BRUKER SHOULD PROVIDE A HUB, WHAT IS YOUR LAN'S BANDWIDTH?

                / / 10 MBit  or    / / 100 MBit

              IS THERE SOMETHING ELSE YOU WANT TO BE CONSIDERED FOR THE NETWORK SETUP OF YOUR NEW COMPUTERS?

              ----------------------------------------------------------------

              ----------------------------------------------------------------

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

                         FAX REPLY TO BRUKER - PAGE 2 OF 2

Attachment C: Chart of Service and Travel Charges.

1. Service Labor Rate for on-site service call                     $ 1600.00 per day
2. Additional Half-Day on site service (without overnight stay)    $  850.00 per 1/2 day
3. In house repairs (Price per hour, minimum 1 hour)               $  175.00 per hour

Zone Charge (applied for the first day of on-site service):

Region :     Mileage from BDAL:          Zone Charge:
#1           0-100 miles                 $  400.00
#2           101-300 miles               $  950.00
#3           301-750 miles               $ 1400.00
#4           751-1000 miles              $ 1750.00
#5           1001 plus miles             $ 2131.50

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Attachment D: Confidential Disclosure Agreement

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

                             BRUKER DALTONICS, INC.
             Standard Confidential Information Disclosure Agreement

EFFECTIVE DATE:  January 1st 2002

In order to protect certain confidential information Bruker Daltonics and its corporate affiliates ("Bruker"), and the "Participant" identified below, agree that:

1. PARTIES TO THE AGREEMENT: The parties to this Agreement, and their addresses, are:

     Bruker Daltonics Inc.                          Variagenics, Inc.
     Manning Park                                   60 Hampshire Street
     Billerica, MA 01821                            Cambridge, MA 02139

            "Bruker"                           "Participant"

2. PRIMARY REPRESENTATIVES: The parties appoint the following representatives to disclose and receive Confidential Information:

     For Bruker:                                    For Participant:

     John Wronka Ph.D.                              Taylor J. Crouch

3. DESCRIPTION OF CONFIDENTIAL INFORMATION: The Confidential Information to be disclosed under the terms of this Agreement is described as:

     a. Confidential Varigenics developments on Modified Nucleotides

     b. Confidential Variagenics information on utilizing modified nucleotides in genotyping, haplotyping, or variance discovery.

     c. Confidential Bruker Mass Spectrometry developments

     d. Confidential information on Bruker's and Variagenics business strategy and plans, and R&D plans

4. USE OF CONFIDENTIAL INFORMATION: Subject to the exceptions stated below, a recipient of Confidential Information shall not disclose the Confidential Information or use the Confidential Information except for the purpose of this Agreement which is:

     The collaboration agreement between Variagenics and Bruker Daltonics referenced in the renewed Collaboration agreement for 2002.Recipient shall not use Confidential Information for it's own benefit or the benefit of another without Discloser's consent.

5. CONFIDENTIALITY PERIOD: This Agreement and Recipient's duty to hold confidential information and intellectual property rights under this Agreement in confidence expire on:

     5 years after disclosure of each item

6. DISCLOSURE PERIOD: This Agreement pertains to confidential information that is disclosed between the Effective Date and 31st March 2003

7. STANDARD OF CARE: Recipient shall protect the disclosed confidential information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the confidential information as Recipient uses to protect its own confidential information of a like nature.

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

8. MARKING: Recipient's obligations shall only extend to confidential information that is described in paragraph 3, and that: (a) comprises specific materials individually listed in paragraph 3; or, (b) is marked as confidential at the time of disclosure; or, (c) is unmarked (e.g. orally disclosed) but treated as confidential at the time of disclosure, and is designated as confidential in a written memorandum sent to Recipient's primary representative within thirty days of disclosure, summarizing the confidential information sufficiently for identification.

9. EXCLUSIONS: This Agreement imposes no obligation upon Recipient with respect to information that: (a) was in Recipient's possession before receipt from Disclose; (b) is or becomes a matter of public knowledge through no fault of Recipient; (c) is rightfully received by Recipient from a third party without a duty of confidentiality (d) is independently developed by Recipient without reference to or reliance upon the Confidential Information (e) is required to be disclosed under operation of law provided Recipient provides discloser with prior written notice of intended disclosure; or (f) is disclosed by Recipient with Disclosure's prior written approval.

10. WARRANTY: Each Disclosure warrants that it has the right to make the disclosures under this Agreement. NO OTHER WARRANTIES ARE MADE BY EITHER PARTY UNDER THIS AGREEMENT, ANY INFORMATION EXCHANGED UNDER THIS AGREEMENT IS PROVIDED "AS IS".

11. RIGHTS: Neither party acquires any intellectual property rights under this Agreement. This agreement shall not restrict reassignment of Recipient's employees, provided that such employees remain bound by the provisions of this agreement.

12. This Agreement imposes no obligation on either party to purchase, sell, license, transfer or otherwise dispose of any technology, services or products.

13. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data, and shall not export or re-export any technical data, any products received from Disclosure, or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

14.  This Agreement does not create any agency or partnership relationship.

15. All additions or modifications to this Agreement must be made in writing and must be signed by both parties.

16. This Agreement is made under, and shall be construed according to, the laws of the Commonwealth of Massachusetts.

By the signatures below of their authorized representatives, Bruker and Participant acknowledge that they have read, understood and accepted all of the terms and conditions of this Agreement.

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

BRUKER DALTONICS INC.                       VARIAGENICS, INC. (PARTICIPANT)

Name:      John Wronka                      Name:      Taylor J. Crouch
           ---------------------                       -------------------------
Title:     Vice-President                   Title:     President & CEO
           ---------------------                       -------------------------
Signature: /s/ John Wronka                  Signature: /s/ Taylor J. Crouch
           ---------------------                       -------------------------
Date:      March 27, 2002                   Date:      March 29, 2002
           ---------------------                       -------------------------

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Attachment E: Space-Velocity Correlation Focussing License

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

                            OEM SUB-LICENSE AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and/or entered into by and between Bruker Daltonics Inc. ("Licensor"), a Delaware corporation with its principal place of business at Fortune Drive, Manning Park, Billerica, Massachusetts 01821, and Variagenics, Inc. ("Licensee"), a Delaware corporation with its principal place of business at 60 Hampshire Street, Cambridge, MA 02139.

     WHEREAS, Licensor is the exclusive licensee of, having the full right to grant sublicenses to, the Patent Rights, as these are defined with particularity herein; and

     WHEREAS, Licensee desires to obtain a license under certain patent rights held by Licensor, as defined with particularity in this Agreement;

     NOW, THEREFORE in view of the promises set forth below, the parties hereto agree as follows:

1.   DEFINITIONS

     Solely for the purposes of this Agreement the following terms, as used herein, will have the meanings specified below:

          1.1  "Effective Date" means the date last written below.

          1.2 "Patent Rights" means those patents and/or patent applications listed on Schedule A and any patents issuing from such patent applications, or any related U.S. or foreign applications or patents based upon any of such patent applications or patents, as well as any continuations, divisions, reexaminations, reissues, substitutes, renewals or extensions of any of the foregoing patent applications or patents.

          1.3 "Affiliate" of a specified entity means an entity that directly or indirectly controls, is controlled by, or is under common control with, the specified entity. For purposes of this Agreement, the direct or indirect ownership of more than 50% of the outstanding voting shares of an entity, the right to receive 50% or more of the profits or earnings of an entity, or the right to control policy decisions of an entity, will be deemed to constitute control.

          1.4 "Licensed Product" or "Licensed Products" means and includes any apparatus, device, system, product, article of manufacture, appliance, method or process, the practice, manufacture, use or sale of which would be, but for this Agreement, covered in whole or in part by a pending claim in a pending application within the Patent Rights or an unexpired claim in a patent within the Patent Rights.

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

2.   GRANT OF SPECIAL OEM SUB-LICENSE

          2.1. Licensor hereby grants an individual systems' license to Licensee, with the right to grant sublicenses to its Affiliates, to use and/or to re-sell each MALDI-TOF mass spectrometer purchased by Licensee from Licensor under a separate "COLLABORATION AGREEMENT", dated May 24, 2000, and to grant its customers an individual systems' license to use for each MALDI-TOF mass spectrometer purchased under the "COLLABORATION AGREEMENT" .

          2.2. Pursuant to the separate "COLLABORATION AGREEMENT" Licensor shall be responsible for the payment of all royalties to IU-ARTI on Licensor's MALDI-TOF systems sold as OEM systems to Licensee.

          2.3. Any license granted under this Agreement shall not constitute or be interpreted as a license to the Licensee for manufacture, use or sale of any other MALDI-TOF or other mass spectrometer, other than the OEM MALDI-TOF systems specifically purchased from Licensor under the terms of the "COLLABORATION AGREEMENT". In particular, this Agreement does not waive for the Licensee future access payments, retroactive or future royalty payments on any other MALDI-TOF or other mass spectrometer not specifically covered by this Agreement.

3.   PAYMENTS/LICENSE FEES AND ROYALTIES

This section is not applicable, as Licensor pays all royalties to IU-ARTI for OEM MALDI-TOF systems sold to Licensee under the separate "COLLABORATION AGREEMENT".

4.   REPRESENTATION AND WARRANTIES

     Licensor warrants that, to the best of its knowledge and belief, it is the sole exclusive licensee of all rights, title, and interest in the Patent Rights, free of any liens, encumbrances, restrictions and other legal or equitable claims, subject, however, to any rights of governmental authorities, including full right and authority to sublicense the Patent Rights.

5.   RECORDS, REPORTS, AND PAYMENTS

          5.1  not applicable

          5.2  not applicable

          5.3  not applicable

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

          5.4  not applicable

6.   TERM OF THE AGREEMENT

          6.1 Unless sooner canceled or terminated as herein provided, the individual system's license granted under this Agreement will continue
          (10) years or for the full term of the last expiring patent or patent application within the Patent Rights, whichever is longer.

          6.2 If Licensee becomes bankrupt or insolvent, or files a petition in bankruptcy, or if the business of Licensee is placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by the voluntary act of Licensee or otherwise, this Agreement will automatically terminate without any notice whatsoever to Licensee.

          6.3  not applicable

          6.4 Licensee will have the right to terminate this Agreement with or without cause at any time upon six (6) months written notice to Licensor.

          6.5  not applicable

          6.6 If, at any time during this Agreement, Licensee directly or indirectly opposes or assists any third party to oppose the grant of any Letters Patent on any patent application within the Patent Rights or disputes or directly or indirectly assists any third party to dispute the validity of any patent within the Patent Rights, or any of the claims thereof, Licensor will be entitled thereafter to terminate immediately all or any portion of the license granted under this Agreement by notice thereof to Licensee.

          6.7 In the event that any claim of any application within the Patent Rights is canceled, abandoned, or otherwise disallowed by a final non-appealable or non-appealed action of a Patent Office having jurisdiction, or in the event that any claim of any patent within the Patent Rights is held invalid or unenforceable by a non-appealable or non-appealed decision by any court of competent jurisdiction, such claim will be deemed to have expired, as of the date of final disallowance or final decision of invalidity or non-enforceability.

          6.8 Provisions of this Agreement which by their nature contemplate rights and obligations of the parties to be enjoyed or performed after the expiration or termination of this Agreement will survive until their purposes are fulfilled. Termination of this Agreement for any reason

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

          will not relieve either party of its obligations under this Agreement previous to the effective date of such termination.

7.   NON-TRANSFERABILITY OF LICENSES

          7.1 The license granted by this Agreement can be transferred by the Licensee, but only as part of a transaction by which the Licensee divests itself of all or substantially all of the business of manufacturing and/or selling Licensed Products. In the event of such a transfer, Licensee and its Affiliates shall thereupon cease to be Licensees hereunder.

          7.2 Should any entity or person cease to be an Affiliate of a party, as that term is defined in paragraph 1.3 above, this Agreement shall be terminated as to that entity or person, who shall have no further rights or obligations under this Agreement.

          7.3 The license granted in this Agreement shall be binding upon any successor of Licensor in ownership or control of the Patent Rights, and the obligations of Licensee shall run in favor of any such successor of Licensor's benefits under this Agreement.

8.   PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

     Any payment, notice, or other communication pursuant to this Agreement will be sufficiently made or given on the date of mailing if sent to such party by express mail or certified first class mail, postage prepaid, made out to Bruker Daltonics, Inc. and addressed to it at its address below or made out to Licensee and addressed to it at its address below as either party will designate by written notice given to the other party:

     Licensor:      Frank H. Laukien, President
                    Bruker Daltonics Inc.
                    Fortune Drive, Manning Park
                    Billerica, MA  01821

     Licensee:      Taylor Crouch, President
                    Variagenics, Inc.

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

                    60 Hampshire Street
                    Cambridge, MA 02139

9.  MISCELLANEOUS PROVISIONS

          9.1 Each party hereto agrees that it will not release any information to any third party with respect to the Terms of this Agreement without the prior written consent of the other party. This prohibition includes, but is not limited to, press releases, educational and scientific conferences, promotional materials and discussions with lenders, investment bankers, public officials and the media. Should any third party seek to obtain any information by legal process with respect to the existence or terms of this Agreement from either party hereto or if disclosures related to this
          Agreement are required by law, such Party shall promptly notify the other Party hereto, and shall take all appropriate measures to avoid and minimize the release of such information

          9.2 This Agreement will be construed, governed, interpreted, and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent will be determined by the law of the country in which the patent was granted.

          9.3  not applicable

          9.4 This Agreement constitutes the entire understanding between the Parties hereto with respect to the subject matter hereof other than the "COLLABORATION AGREEMENT". This Agreement supersedes any prior agreements between the Parties hereto as to the subject matter of this Agreement except as specifically provided herein. No modification, extension or waiver of any provision hereof or any release of any right hereunder shall be valid, unless the same is in writing and is consented to by both Parties hereto.

          9.5 The provisions of this Agreement are severable, and if any provision of this Agreement is held to be ineffective, unenforceable or illegal for any reason, such ineffectiveness, unenforceability and/or illegality shall not affect the validity or enforceability of any or all of the remaining portions hereof.

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

          9.6 This Agreement shall be construed in accordance with its fair meaning and not strictly for or against any Party.

          9.7 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but both of which together constitute one and the same Agreement.

          9.8 Paragraph titles or captions contained herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement, nor the intent of any provision thereof.

          9.9 Each Party acknowledges that it has or has, had the opportunity to consult with counsel of its choice and that in executing this Agreement it has not relied upon any statements, representations or agreements of any other person other than those contained herein.

          9.10 not applicable

          9.11 not applicable

          9.12 No failure or delay on the part of either Party hereto in the exercise of any power, right or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          9.13 Nothing in this Agreement shall be construed as:

               (a) a warranty or representation as to the validity, enforceability or scope of any patent by the Licensor;

               (b) a warranty or representation that any manufacture, sale, lease, use or importation will be free from infringement of patents other than those under which and to the extent to which licenses or covenants are in force hereunder, including patents of third parties;

               (c) an agreement to bring or prosecute actions or suits against third parties for infringement;

               (d) conferring any right to use, in advertising, publicity or otherwise, any name, trade name, trademark, service mark, symbol or any other identification or any contraction, abbreviation or simulation thereof,


               (e) conferring by implication, estoppel or otherwise any license or other right under any patent, except as expressly granted herein;

               (f) a representation or warranty of any kind or the assumption of any responsibility whatsoever by any Party with respect to the manufacture, sale, lease, use or other disposition

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

               of any product or method licensed hereunder (including without limitation, claims of third parties asserting that a product is defective or unsafe for its intended purpose); and

               (g) a representation deemed to place Licensee and Licensor in a partnership, joint venture or agency relationship and neither party will have the right or authority to obligate or bind the other party in any manner.

          9.14 All notices and communications provided for hereunder shall be in writing and shall be mailed or delivered to the business address of the respective Parties as aforementioned, or to such other address as any Party may designate from time to time in writing to the other.

          9.15 Each of the Parties agrees to perform reasonably requested actions of the other Party which are required to effectuate the covenants and purposes of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and duly executed this Agreement as of the day and year set forth below.

    LICENSEE                                  LICENSOR

BY: /s/ Taylor J. Crouch                       BY: /s/ John Wronka
    -----------------------------                  -----------------------------
    Taylor Crouch                                  John Wronka
    President & CEO                                Vice-President
    Variagenics Inc.                               Bruker Daltonics Inc.

DATE: March 29, 2002                               DATE: March 27th 2002

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

                                   SCHEDULE A

  US PAT. NO.     INVENTOR(S)            TITLE
  -----------     -----------            -----
  5,504,326       James P. Reilly        Spatial-Velocity Correlation Focusing
                  Steven M. Colby        in Time-of-Flight Mass Spectrometry
                  Timothy B. King

  5,510,613       James P. Reilly        Spatial-Velocity Correlation Focusing
                  Steven M. Colby        in Time-of-Flight Mass Spectrometry
                  Timothy B. King

  5,712,479       James P. Reilly        Spatial-Velocity Correlation Focusing
                  Steven M. Colby        in Time-of-Flight Mass Spectrometry
                  Timothy B. King

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Attachment F: General Terms and Conditions

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

                                  WARRANTY



All standard products sold by Bruker Daltonics, Inc. (hereinafter called "DALTONICS") carry a limited warranty, subject to the terms and conditions hereby set forth. The product is warranteed for one year to be free of defects in material and workmanship. DALTONICS obligation under all warranties is limited in accordance with the periods of time and all other conditions stated in all provisions of the warranty, including the periods and conditions provided in the special warranty statements applicable to Special Products Custom Products and Accessories.

                              WARRANTY PERIOD

The applicable warranty period shall begin upon demonstration of specifications. The warranty for accessories (other than complete spectrometers) shall commence upon shipment from DALTONICS. Short shipment of individual times does not delay commencement of the warranty period. Upon beginning of the applicable DALTONICS warranty period, all Customer remedies shall be governed by the provisions stated in the warranty. In no event shall such warranty period extend more than fifteen (15) months from the date of shipment of the Product.

                             WARRANTY COVERAGE

The warranty coverage is subject to all the following limitation:

1. This warranty applies only to defects in material and workmanship in covered Products and is not to be interpreted as providing full service coverage for such items as routine maintenance, adjustments, or recalibration as defined by the instruction manual.
2. This warranty covers only parts and labor furnished by DALTONICS. This warranty does not cover products or services provided by an outside manufacturer, which may be repaired or replaced according to the original manufacturer's warranty terms, if any. DALTONICS accepts no responsibility for failure of the original manufacturer to perform under its own warranty obligations.
3. The following are expressly not covered under warranty:
a). Any loss, damage, and/or instrument malfunction relating in any way to:
       - Shipping or storage;
       - Accident, abuse, alteration, misuse, or neglect;
       - Breakage or abuse of parts;
       - Operation other than in accordance with correct operating procedures;
       - Tampering with the system (e.g., modification or tampering with one part of the instrument can, in some cases, affect another part of the instrument)
       - Lack of routine care and maintenance, such as lubrication and cleaning, as indicated in the instruction manual;
       - Inadequate utility service, failure of electrical or other energy supplies, incorrect physical environment, or other inadequate facilities or utilities as indicated in the instruction manuals and/or pre-installation instructions;
       - Chemical action or contamination;
       - Failure to maintain proper helium level in superconducting magnets;
b). Products items, parts, accessories, subassemblies, or components which are expendable in normal use or operation of the instrument, or those of limited life, such as but not limited to filters, glassware, glass accessories, fuses, probe inserts, variable temperature dewars, and transfer lines, unless specifically covered by an express warranty extended to the customer by DALTONICS in writing.
4. The sole and exclusive remedy under this warranty shall be repair of instrument malfunctions which in the sole opinion of DALTONICS are due or traceable to defects in original materials or workmanship, or at DALTONICS option, replacement of defective parts.
5. In-warranty repaired or replacement parts or products are covered by warranty only for the remaining unexpired portion of the original warranty period applicable to the repaired or replaced parts or products. Repair or replacement of products or parts under warranty does not extend the original warranty period.
6. After expiration of the applicable warranty period, DALTONICS will provide service for which the customer shall be charged at DALTONICS then current prices for parts, labor, and transportation.

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

                    WARRANTY REPLACEMENT AND ADJUSTMENT

All claims under warranty must be made promptly after occurrence of circumstances giving rise thereto and must be received within the applicable warranty period by DALTONICS or its authorized representatives. Such claims should include the product type and serial numbers, and a full description of the circumstances giving rise to the claim. DALTONICS reserves the right in its sole discretion to determine whether repair under valid warranty claims shall be made by (a) sending a field service engineer to the site, (b) having the customer send the defective part, assemble, or instrument to a service shop or facility as authorized by DALTONICS, or (c) authorizing the customer to return the same to DALTONICS. Before any products, parts, or assemblies are sent to a service shop or facility or are returned to DALTONICS for repair and/or adjustment, authorization from DALTONICS or its authorized representative for the return and instructions as to how and where the same should be shipped must be obtained. Any product, part, or assembly sent to an authorized service shop or facility or returned to DALTONICS for examination shall be sent prepaid via the means of transportation indicated as acceptable by DALTONICS with all transportation at the expense of the customer.
DALTONICS reserves the right to reject any warranty claim not promptly reported and any warranty claim on any item that has been altered or has been shipped by non-acceptable means of transportation. When any product, part, or assembly is sent to a service shop or facility or is returned to DALTONICS for examination and inspection or for any other reason, the customer shall be responsible for all damage resulting from improper packing or handling, and for loss in transit, notwithstanding any defect or non-conformity in the product part, or assembly. In all cases, DALTONICS has sole responsibility for determining the cause and nature of failure, and DALTONICS determination with regard thereto shall be final.

                           LIMITATION OF LIABILITY

Reasonable care must be used to avoid hazards. DALTONICS expressly disclaims responsibility for loss or damage caused by use of its products other than in accordance with proper operating procedures. IN NO EVENT SHALL DALTONICS BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR RESULTING LOSS OR DAMAGE OF ANY KIND, HOWEVER CAUSED. DALTONICS LIABILITY FOR DAMAGES SHALL NOT EXCEED THE PAYMENT, IF ANY RECEIVED BY DALTONICS FOR THE UNIT OF PRODUCT OR SERVICE FURNISHED OR TO BE FURNISHED, AS THE CASE MAY BE, WHICH IS THE SUBJECT OF CLAIM OR DISPUTE.
All obligations of DALTONICS under this warranty shall cease in the event its products or parts have been subject to accident, abuse, alteration, misuse or neglect, or which have not been operated and maintained in accordance with proper operating procedures.
All products and services provided within the scope of their warranty must be provided through, or with the knowledge and approval of DALTONICS. DALTONICS makes no warranty concerning services or components supplied through unapproved sources. What constitutes an approved source shall be determined by DALTONICS.
THIS WARRANTY IS EXPRESSLY IN LIEU OF AND EXCLUDES ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF FITNESS FOR PARTICULAR PURPOSE, USE, OR APPLICATION, AND ALL OTHER OBLIGATIONS OR LIABILITIES ON THE PART OF DALTONICS, UNLESS SUCH OTHER WARRANTIES OBLIGATIONS, OR LIABILITIES ARE EXPRESSLY AGREED TO IN WRITING.
Statements made by any person, including representatives of DALTONICS, which are inconsistent or in conflict with the terms of this warranty, shall not be binding upon DALTONICS unless reduced to writing and approved by an officer of DALTONICS.
This warranty shall be construed under and governed by the law of the State of Massachusetts. No action, regardless of form, arising out of, or in any way connected with, the products or services furnished or to be furnished by DALTONICS, may be brought by the customer more than one (1) year after the cause of action has accrued.

                                ACCESSORIES

In lieu of the one (1) year period applicable to DALTONICS standard products, accessories manufactured by DALTONICS are warranted to be free of defects in material and workmanship for a period of ninety (90) days from the date of shipment, or if DALTONICS specifically agrees in writing to provide installation, ninety (90) days from the date of installation. All such accessory warranties are limited in accordance with all the terms, condition, and other provisions stated in this warranty.

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

------------------------------------------------------------------------------

                          GENERAL TERMS & CONDITIONS

A. GENERAL CONDITIONS

1. All quotations, shipments and services given and made by Bruker DALTONICS are governed solely by the conditions and terms set forth in the quotation.
2. No additions to or modifications of any of the provisions upon the face or reverse of this form shall be binding upon DALTONICS unless made in writing and signed by a duly authorized representative.
3. In absence of written acceptance of these terms and conditions, an acceptance of any goods or services, shipped or provided by DALTONICS based on a purchase order received from purchaser shall constitute an acceptance of these terms and conditions. The terms and conditions herein shall prevail as against the terms and conditions of any purchase order.
4. The rights and obligations of the parties shall be governed in all respects by the laws of the State of Massachusetts and the party shall submit themselves to the jurisdiction of said State.
5. DALTONICS shall retain copyright, trademark, patent and proprietary rights in all drawings, technical information, and know-how.
6. Documentation such as Software Listings, detailed Drawings and other documentation normally not distributed may only be provided by DALTONICS on the condition that the receiver of such documentation signs a Confidentiality Agreement.
7. Clerical errors and mistakes of fact are subject to correction by DALTONICS at any time.

B. PRICE AND QUOTATION

1. All quotations are firm for a period of 60 days from the date hereof, unless specified in writing.
2. All prices are FOB shipping point unless otherwise stated. Responsibility passes to purchaser upon delivery to Transportation Company and risk of damage or loss following such delivery shall be purchasers.
3. Price quoted does not include City, State, or Federal Sales or similar taxes. Purchaser shall report and pay all such taxes and hold DALTONICS harmless therefrom.

C. ORDERS AND ORDER SPECIFICATIONS

1. Purchase orders are subject to acceptance by DALTONICS.
2. In a case where a new development is included in an order, or the execution of any order depends upon successful completion of new development, DALTONICS reserves the right to cancel such order, without incurring any obligation to purchaser if such development cannot be completed successfully in DALTONICS discretion. If the order is for the development of a single unit, the foregoing shall apply and DALTONICS reserves the right to cancel that part of the order which covers only the unit for which successful development appears to be necessary.

D. DELIVERY AND SHIPMENT

1. Delivery time is computed from the date of acknowledgement of written order.
2. DALTONICS shall not be liable for delivery delayed due to circumstances beyond its control, including, but not limited to, fire, flood, war, labor disputes, accidents or delay of carriers, sub contractors or suppliers.
3. Change of an order on request of purchaser after original order was accepted by DALTONICS shall be subject to reacceptance. The originally quoted delivery time may no longer be applicable. Should DALTONICS decline acceptance of change order, the original order remains binding.
4. Cancellation of an order due to reasonable delay of delivery is excluded. Any rights of purchaser for claims or compensation for damage or loss of any kind whatsoever due to delay of delivery are excluded.
5. An order covering several independent functional units may be delivered and invoiced in part as per functional unit and payment thereof shall be due for such unit upon presentation of invoice.

E. TERMS AND PAYMENT

1. Invoices are due without deduction upon presentation.
Orders shipped and invoiced in separate parts shall be due upon receipt of such parts. Failure to make payment when due on any one part shall relieve DALTONICS of delivery of any remaining parts.
2. If Bank Guarantee or Bid Bond is requested the purchase set forth herein shall be increased by the cost of such guarantee or bond.
3. Upon delivery or demonstration of specifications of the system DALTONICS Bank Guarantee and/or Bid Bond are to be returned by purchasers.

F. TITLE

1. Title does not transfer to the Purchaser until final payment is received in full by DALTONICS.

--------------------------
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.